Exhibit 23.1

                  ACCOUNTANTS' CONSENT AND REPORT ON SCHEDULE

The Board of Directors
24/7 Media, Inc.:

      The audits referred to in our report dated June 2, 1998, except for Note 13, which is as of July 20, 1998, included the related financial statement schedule of 24/7 Media, Inc. as of December 31, 1997, and for each of the years in the three-year period ended December 31, 1997, included in the Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

      We consent to the use of our reports included herein related to the audits of 24/7 Media, Inc. (successor company to Interactive Imaginations, Inc.) and Interactive Holdings, LLC (successor to Petry Interactive, Inc.) and to the reference to our firm under the heading "Experts" in the prospectus.



                                              KPMG Peat Marwick LLP

New York, New York
July 24, 1998

                                    SCHEDULE
                                24/7 MEDIA, INC.
                      VALUATION AND QUALIFYING ACCOUNTS--
                        ALLOWANCE FOR DOUBTFUL ACCOUNTS


                                        BALANCE AT          ADDITIONS                     BALANCE AT
                                        BEGINNING           CHARGED                       END
                                        OF PERIOD           TO EXPENSE     DEDUCTIONS     OF PERIOD
                                        ---------           ----------     ----------     ---------

Year ended December 31, 1995                 $0             $10,000            $---       $10,000
Year ended December 31, 1996            $10,000             $66,000        $10,000        $66,000
Year ended December 31, 1997            $66,000                $---         $2,277        $63,723


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